EXHIBIT 10.2

LICENSE AGREEMENT

This Agreement is made and entered into this 8th day of February, 2012 (hereinafter referred to as the Effective Date) by and between Mr. Kevin Harrington (hereinafter referred to as “Mr. Harrington”), an individual resident of the State of Florida, and TVGoods, Inc. (hereinafter referred to as “TVG” and collectively with Mr. Harrington as the “Parties”), a corporation organized and existing under the laws of the State of Florida.

Recitals

WHEREAS Mr. Harrington is the chairman and founder of TVGoods, Inc. and the creator of the seminar series known as “Pitch Tank®”; and

WHEREAS, TVG is in the business, among other things, of managing Mr. Harrington’s business affairs and career as a seminar instructor and public figure; and

WHEREAS, Mr. Harrington wishes to grant to TVG all of the rights needed to successfully manage Mr. Harrington’s business affairs and career as a seminar instructor and public figure and to that end wishes to grant to TVG the exclusive right (1) to use his likeness, picture, name, signature, voice, and biographical materials in any currently existing media or any media yet to be invented; (2) to any and all of the rights he has in the Pitch Tank® seminar series; (3) to any and all of the URLs he owns; (4) to any and all of the intellectual property in the Pitch Tank® seminar series that he owns; (5) and to all of the products and business opportunities he has received to date or will receive in the future as a result of his involvement in the Pitch Tank® seminar series, the television show known as Shark Tank and/or his involvement in other speaking engagements that he is involved in, e.g. events that involve Mr. Harrington speaking as per an invitation from a third party but not as a part of the Pitch Tank® or any other seminar series  (these licenses shall hereinafter be referred to collectively as the “Licensed Property”); and

NOW THEREFORE, in consideration of the mutual promises and undertakings of the Parties as hereinafter recited and for other good and valuable consideration, the Parties agree as follows:

1.

RECITALS. The above Recitals are hereby incorporated into this Agreement.

2.

GRANT OF LICENSE. Notwithstanding anything else in this Agreement Mr. Harrington hereby grants to TVG, its successors, assigns and sub-licensees an exclusive, irrevocable, worldwide license (with the right to grant sublicenses) to publish, reproduce or otherwise use, separately or together, the Licensed Property, including, without limitation, any such materials that may serve as trademarks or service marks, or in which Mr. Harrington may hold copyrights, in connection with any commercial purpose.  Mr. Harrington shall not, and shall not permit any person or entity other than TVG to, use any portion or all of the Licensed Property in connection with any commercial purpose whatsoever.

3.

TERM. The Term of this Agreement and the licenses granted herein shall commence as of the Effective Date, set forth above, and shall continue for so long as Mr. Harrington is an employee of TVG.

4.

ROYALTIES IN CASE OF BREACH.  All of the opportunities, businesses, concepts, products, and licenses that are granted to TVG herein are subject to the sole control of TVG’s Board of Directors and its CEO.  The Board of Directors and the CEO shall have full and exclusive authority regarding the investment of any TVG time, money, or resources.  Mr. Harrington agrees to follow the instructions and orders of the Board of Directors regarding all matters having to do with the Licensed Property.  A violation of the terms of this section 4 or any other section shall be treated as a material breach of this Agreement and Mr. Harrington will forfeit any rights to the royalties discussed below in section 5 (ii)  In the case of a material breach of this Agreement, TVG shall send a notice to Mr. Harrington at his place of residence and at TVG’s main offices at 14044 Icot Blvd in Clearwater, FL informing Mr. Harrington of its intention to stop paying said royalties.  Notwithstanding the above terms of this section, if Mr. Harrington cures any material breach of this Agreement within thirty (30) days of receipt of the above mentioned notice by TVG, the Parties shall continue under the terms of this Agreement as if no breach had occurred.

5.

CONSIDERATION. As consideration for the granting of the Licensed Property to TVG, TVG agrees to pay Mr. Harrington: ten (10%) percent of the “Adjusted Gross Receipts,” as that term is defined below, received by TVG resulting from Pitch Tank®, other seminar events put on by TVG, and from speaking events put on by third parties at which Mr. Harrington has been invited to speak.  (Hereinafter referred to as the “Royalty”)

a.

For the purposes of this Agreement:

i.

“Gross Receipts” shall mean the total amount of funds actually received by TVG resulting from a Pitch Tank® event at which Mr. Harrington appears, any other speaking events set up by TVG at which Mr. Harrington appears, webinars at which Mr. Harrington speaks, books authored by Mr. Harrington or a ghost writer, video tapes in which Mr. Harrington appears, s any speaking event set up by a third party at which Mr. Harrington appears, and any up-sells from any events at which Mr. Harrington appears, including, but not limited to, (a) cash, money orders and cleared checks less charges imposed by banks for clearing, deposits, re-deposits or returns and (b) cleared credit card charges less the bank discount rate.  However Gross Receipts shall not include any commissions owed to third parties that book speaking engagements.

ii.

“Adjusted Gross Receipts” shall mean Gross Receipts (as defined above) less the following: (a) postage and handling and C.O.D. charges; (b) sales, value added and other similar taxes (but excluding taxes on net income); and (c) charge backs from customers and product returns from customers.

6.

ASSIGNABILITY; BINDING EFFECT. This Agreement and the rights and obligations hereunder may be assigned, transferred or sublicensed by TVG in whole or in part in its sole and exclusive discretion. This Agreement may not be assigned by Mr. Harrington. This License shall be binding on the successors, assigns, personal representatives, heirs and devisees of the Parties hereto.

7.

DISCUSSIONS WITH MR. HARRINGTON. TVG shall have the ultimate and exclusive right to determine how it shall use the Licensed Property, consistent with this Agreement. To the extent that TVG intends to use any Licensed Property in a form or manner substantially different from the form or manner in which such Licensed Property has previously been used by Mr. Harrington or TVG, TVG shall inform Mr. Harrington of such intent and shall involve Mr. Harrington in discussions regarding the form or manner of such intended use. TVG shall have no obligation to endeavor to inform Mr. Harrington or to involve Mr. Harrington in discussions regarding TVG’s intent to use any Licensed Property in a form or manner identical to or substantially similar to the form or manner in which such Licensed Property has previously been used.

8.

REPRESENTATIONS AND WARRANTIES. Mr. Harrington represents and warrants that he is the owner of and has the exclusive rights in and to his likeness, picture, name, signature, voice and biographical materials, and that he has the right to grant the licenses granted herein. Mr. Harrington further represents and warrants that, as of the Effective Date, there is in effect no license granted to any other person to use any portion or all of the Licensed Property.

9.

RELATIONSHIP BETWEEN MR. HARRINGTON AND TVG. Nothing in this Agreement shall create, be deemed to create or be construed as creating any partnership, employer-employee, joint venture, franchise or agency relationship between the Parties hereto or shall be deemed to render either party liable for any of the debts or obligations of the other.

10.

INDEPENDENT SPEAKING EVENTS. In the event Mr. Harrington appears or speaks at an event put on by a third party and said event requires no investment, neither in time, money, nor manpower from TVG, TVG shall receive fifty (50%) percent of the speaking fee received by Mr. Harrington for said event net of travel expenses, meal expenses, and commissions resulting from said event.  Mr. Harrington agrees that TVG must first approve Mr. Harrington’s participation in any event of the type discussed in this section before Mr. Harrington will participate.

11.

ENTIRETY OF AGREEMENT; AMENDMENT. This Agreement constitutes and contains the entire agreement of the Parties hereto relating only to the subject matter hereof and no oral or written statements, representations, documents, promises or any other prior materials not embodied herein shall be of any force or effect. This Agreement cannot be amended, altered or modified except by a written instrument executed by both Parties hereto. Once so executed, such amendments shall become an integral part of this Agreement, subject to all the terms and conditions herein and shall have full force and affect.

12.

INDEMNIFICATION. TVG agrees to indemnify and hold harmless Mr. Harrington against any claims against Mr. Harrington arising out of TVG’s use of the Licensed Property beyond reasonable attorney’s fees. Mr. Harrington shall promptly notify TVG of any such claims and TVG shall be entitled to defend any such claims through counsel of its own choosing. Mr. Harrington shall take all reasonable steps and shall provide such materials, cooperation and assistance, at TVG’s expense, as may reasonably be required to assist TVG in defending any such claims.

13.

NO WAIVER. The failure or delay of TVG to exercise its rights under this Agreement or to complain of any act, omission or default on the part of Mr. Harrington, no matter how long the same may continue, or to insist upon a strict performance of any of the terms or provisions herein, shall not be deemed or construed to be a waiver by TVG of its rights under this Agreement or a waiver of any subsequent breach or default of the terms or provisions of this Agreement.

14.

INVALIDITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance, shall to any extent be held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement, or application of such term or provision to a person or circumstance other than to those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby, and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforced to the fullest extent provided by law.

15.

GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its provisions as to choice of law. Any dispute arising between the Parties concerning the meaning or interpretation of this Agreement or of any of their respective rights, duties or obligations under this Agreement shall with reasonable promptness be submitted to and determined by binding arbitration in Clearwater, FL in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date set forth above.

/S/KEVIN HARRINGTON

/S/STEVE ROGAI

Kevin Harrington

Steve Rogai, CEO

TVGoods, Inc.

Date: 2/8/12

Date: 2/8/12